                                                                      EXHIBIT 23


                     [RYDER SCOTT COMPANY, L.P. LETTERHEAD]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.



     We consent to the use on the Form 10-K of Sterling Gas Drilling Fund 1982 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.


                                                   Very truly yours,

                                                   /s/ RYDER SCOTT COMPANY, L.P.
                                                   RYDER SCOTT COMPANY, L.P.



Denver, Colorado
March 20, 2000